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                                                                    EXHIBIT 99.3

           Harris Corporation CEO and CFO Certify Financial Statements

MELBOURNE, FLORIDA, SEPTEMBER 3, 2002 -- Harris Corporation (NYSE:HRS) today announced that it filed its Annual Report on Form 10-K for the fiscal year ended June 28, 2002, and that its Chairman and Chief Executive Officer, Phillip W. Farmer, and Senior Vice President and Chief Financial Officer, Bryan R. Roub, have signed and filed sworn statements and related certifications with the U.S. Securities and Exchange Commission (SEC) affirming the accuracy of the financial statements and other disclosures included in the Annual Report.

"Certifying our SEC filings underscores our commitment to providing investors, customers, and our employees with accurate information," said Mr. Farmer. "I assure you we are in full compliance with both the letter and spirit of the applicable laws and regulations."

These actions are in response to a June 27, 2002, order by the SEC requiring the top officials of 947 companies to attest to the accuracy of their companies' most recent annual and quarterly financial reports, as well as certifications required by the Sarbanes-Oxley Act of 2002 and related SEC rules.

                  Harris Corporation is an international communications equipment company focused on providing product, system, and service solutions for commercial and government customers. The company's five operating divisions serve markets for microwave, broadcast, network support, tactical radio, and government systems. Harris has sales and service facilities in more than 90 countries. Additional information about Harris Corporation is available at WWW.HARRIS.COM.

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